PNC FUNDS and PNC ADVANTAGE FUNDS (the "FUNDS")
RULE 10f-3 AFFILIATED UNDERWRITER SYNDICATE TRANSACTIONS
FOR THE QUARTER ENDED MARCH 31, 2016

The following table provides a summary of all Rule 10f-3 Affiliated Underwriter Syndicate Transactions executed on behalf of the Funds by the Funds' adviser, sub-advisers, or an affiliate, if any, during the current quarter ended March 31, 2016.

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Fund
Sub-Adviser (If Applicable)
Issuer
Purchased From
Underwriter/Affiliated Participant Underwriter
Aggregate Principal Purchase Amount/Aggregate Principal Offering Amount % of Offering


PNC Balanced Allocation Fund - Fixed Income
N/A
Avnet Inc.
Bank of America
PNC Capital Markets
$25,000/$550,000,000
<1%



PNC Bond Fund
N/A
Avnet Inc.
Bank of America
PNC Capital Markets
$90,000/$550,000,000
<1%



PNC Intermediate Bond Fund
N/A
Avnet Inc.
Bank of America
PNC Capital Markets
$340,000/$550,000,000
<1%


PNC Intermediate Bond Fund
N/A
Georgia Power Co.
Bank of America
PNC Capital Markets
$255,000/$325,000,000
<1%



PNC Intermediate Bond Fund
N/A
Omnicom Group Inc.
Citigroup
PNC Capital Markets
$450,000/$1,400,000,000
<1%


PNC Limited Maturity Bond Fund
N/A
Stryker Corp
Goldman Sachs
PNC Capital Markets
$1,450,000/$750,000,000
<1%


PNC Total Return Advantage Fund
N/A
Avnet Inc.
Bank of America
PNC Capital Markets
$195,000/$550,000,000
<1%


PNC Total Return Advantage Fund
N/A
Masco Corp
Royal Bank of Canada
PNC Capital Markets
$80,000/$400,000,000
<1%